NOTE PURCHASE AGREEMENT

                                  BY AND AMONG

                             CFI PROSERVICES, INC.,

                   THE SUBSIDIARIES OF CFI PROSERVICES, INC.,

                                       AND

                    THE PURCHASERS LISTED ON EXHIBIT A HERETO



                                 August 13, 1999





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                             NOTE PURCHASE AGREEMENT


          This NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 13th day of August 1999, by and among CFI ProServices, Inc., an Oregon corporation ("Seller" or the "Company"), Ultradata Corporation, a Delaware corporation and successor by merger to UFO Acquisition Co.
("Ultradata"), Meca Software, L.L.C., a Delaware limited liability company ("MECA"), Moneyscape Holdings, Inc., an Oregon corporation (together with Ultradata and MECA, the "Guarantors"), and the purchasers listed on Exhibit A hereto (collectively, the "Purchasers").


                                 R E C I T A L S

          WHEREAS, concurrently herewith, Seller is seeking financing to complete its acquisition of Ultradata Corporation, and for working capital purposes and, in connection therewith is seeking senior debt financing in the form of a $35,000,000 term loan designated as "Term Loan A", a $30,000,000 term loan designated as "Term Loan B", and a revolving credit facility in an aggregate principal amount not to exceed $15,000,000 at any time outstanding, all of which are being issued pursuant to that certain Financing Agreement dated as of August 13, 1999 (the "Credit Agreement," and together with any notes, security agreements or other documents entered into by the Seller pursuant thereto, the "1999 Credit Facility") by and among the Seller, the Guarantors, the financial institutions or funds identified therein as the "Lenders", Foothill Capital Corporation, as administrative agent for the Lenders, and Ableco Finance LLC, as collateral agent for the Lender Group (as defined therein);

          WHEREAS, as part of the contemplated transaction, Seller is also seeking to obtain subordinated debt financing, the net proceeds of which, together with the net proceeds of the 1999 Credit Facility, would be applied to complete the acquisition of Ultradata Corporation and used for working capital purposes;

          WHEREAS, in order to obtain such subordinated financing, Seller is willing to authorize, issue and sell, an aggregate principal face amount of $7,437,535 of its 10% Convertible Subordinated Discount Notes (the "Notes"), which Notes will be guaranteed by the Guarantors; and

          WHEREAS, subject to the terms and conditions set forth herein, the Purchasers are willing to purchase the Notes.


                                A G R E E M E N T

          In consideration of the mutual premises and covenants and agreements contained herein, the parties hereto agree as follows:



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                                    SECTION 1

                              PURCHASE OF THE NOTES

          1.1 Authorization. Seller has authorized the issuance, sale and delivery to the Purchasers of the Notes in the form attached as Exhibit B hereto, in the aggregate principal face amount of $7,437,535.

          1.2 Purchase from Seller. Subject to the terms and conditions of this Agreement, each Purchaser, severally, and not jointly or jointly and severally, agrees to purchase from Seller, and Seller agrees to sell to each Purchaser Note(s) in the principal face amount set forth opposite each Purchaser's name on Exhibit A, at a purchase price equal to 74.6215% of the principal amount thereof (the "Purchase Price").

          1.3 Closing. The purchase and sale of the Notes (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP located in Los Angeles, California, on August 13, 1999 (or such other place and time as the parties may mutually agree). At the Closing:

                  (a) Seller shall deliver to each Purchaser such Purchaser's Note(s), dated the Closing Date, duly registered in the Purchaser's name; and

                  (b) Each Purchaser shall deliver to Seller the Purchase Price set forth opposite its name on Exhibit A to the bank account of Seller, designated by Seller two (2) business days prior to the Closing, in immediately available funds.

          1.4 Other Defined Terms. Certain other terms used or incorporated by reference herein, but not defined herein, are defined on Annex I.


                                    SECTION 2

                REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

          Each Purchaser hereby severally, and not jointly or jointly and severally, represents and warrants to Seller that:

          2.1 Due Incorporation or Formation; Authorization of Agreement. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action. This Agreement has been duly and validly executed and delivered by it, and constitutes the legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, subject to

                                       2.


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bankruptcy,  insolvency,  fraudulent  transfer,  moratorium,  reorganization and other similar laws of applicability relating to creditors rights and to general equity principles.

          2.2     No Conflict.

                  (a) Neither the execution, delivery and performance of this Agreement nor the consummation by it of the transactions contemplated hereby will (i) violate any provision of its organizational documents; or (ii) violate any judgment, order, decree, statute, law, ordinance, rule or regulation binding upon it or its properties or assets, other than such violations which individually or in the aggregate would not have a material adverse effect on its ability to consummate the transactions contemplated by this Agreement and under its Note.

                  (b) No authorization, consent or approval of, or filing with, any public body or governmental authority is necessary for the consummation by it of the transactions contemplated by this Agreement.

          2.3 Investment Intent. Each Purchaser is acquiring the Notes and the Common Stock issuable upon conversion of the Notes (the "Securities") pursuant to this Agreement for its own account. Each Purchaser is purchasing the Securities for investment purposes and not with a view to the sale or distribution of any Securities, by public or private sale or other disposition, in violation of the Securities Act. Notwithstanding the foregoing or anything else contained herein to the contrary, the Notes and the shares of Common Stock issuable or issued upon conversion of the Notes may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

          2.4 Certificates to be Legended. Each Purchaser understands that each Security will bear a legend on the face thereof (or on the reverse thereof with a reference to such legend on the face thereof) required by the Securities and Exchange Commission or a state securities commission.

          2.5  Securities  Will  be  "Restricted  Securities".   Each  Purchaser
understands that the Securities will be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act.

          2.6 Sophistication of Purchasers; Accredited Investor Status. Each Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of its investment contemplated by this Agreement and has the capacity to protect its own interests. Each Purchaser acknowledges that investment in the Securities is highly speculative and involves a substantial and high degree of risk of loss of the entire investment. Each Purchaser has adequate means of providing for current and anticipated financial needs and contingencies, is able to bear the economic risk of its investment in the Securities and could afford complete loss of such investment. Each Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D under the Securities Act).


                                       3.


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          2.7 Due  Diligence.  Each  Purchaser has had an opportunity to discuss the Seller's business, management, and financial affairs with its management. Each Purchaser is entering into this Agreement and the other agreements described therein and the transactions contemplated hereby and thereby in reliance on its own investigation and review of the information concerning the Seller provided to it and the representations contained in this Agreement and in the 1999 Credit Facility.


                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES
                          OF THE SELLER AND GUARANTORS

          Seller and each of the Guarantors hereby represents and warrants to the Purchasers, jointly and severally, as follows:

          3.1 Representations and Warranties Incorporated by Reference. All representations and warranties of Seller and each Guarantor contained in the 1999 Credit Facility as in effect on the Closing Date (without giving effect to any modifications or supplements to the 1999 Credit Facility or termination of the 1999 Credit Facility after the Closing Date) are incorporated herein by reference and are made to or for the benefit of the Purchasers. Without limiting the generality of the foregoing, the representations and warranties of Seller and each Guarantor set forth in Article V and Section 9.02 of the Credit Agreement, together with related definitions and ancillary provisions and schedules and exhibits, are hereby incorporated in this Agreement by reference, as if set forth in this Agreement in full, mutatis mutandis; provided, that, as incorporated into this Agreement, (i) each reference in the Credit Agreement to a "Loan Party" or the "Loan Parties" shall be deemed to be a reference to one or more of the Seller and the Guarantors, (ii) each reference in the Credit Agreement to the "Lender Group" shall be deemed to be a reference to the Purchasers, (iii) each reference in the Credit Agreement to a "Loan Document" or a "Warrant" shall be deemed to be a reference to this Agreement, the Notes, the Registration Rights Agreement, and any other document entered into in connection herewith (the "Subordinated Note Documents"), and (iv) each other defined term used in the Credit Agreement and incorporated by reference herein shall have the meanings given them in the Credit Agreement.

          3.2 Shares Reserved. As of the date hereof, 602,534 shares of Seller's Common Stock, no par value per share ("Common Stock"), have been duly authorized for issuance in connection with the conversion of the Notes. Upon conversion, the shares of Common Stock issued to the Holders will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Registration Rights Agreement, and a registration rights agreement entered into pursuant to the 1999 Credit Facility, Seller has not granted to any Person the right to cause Seller to register with any state or federal securities agency any Capital Stock owned by such Person.


                                       4.


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          3.3 Indebtedness. After giving effect to the transactions contemplated hereby, Seller and the Guarantors will have Indebtedness due to the persons and in the amounts and pursuant to the terms set forth on Exhibit C hereto.


                                    SECTION 4

                              CONDITIONS TO CLOSING

          The obligation of each Purchaser to purchase the Notes to be purchased during the Closing is subject to the fulfillment to its satisfaction of each of the following conditions:

          4.1 Representations and Warranties Correct. The representations and warranties made by the Seller and the Guarantors in Section 3 hereof shall be true and correct in all respects when made, and shall be true and correct on the Closing Date, with the same force and effect as if they had been made on and as of that date.

          4.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Seller on or prior to the Closing Date shall have been performed or complied with in all respects.

          4.3 Opinion of Seller's Counsel. Each Purchaser shall have received from Farleigh, Wada & Witt, P.C., and Hiscock & Barclay, counsel to the Seller and the Guarantors, opinions addressed to it, dated the Closing Date, and in substantially the form attached as Exhibit D hereto.

          4.4 Legal Investment. The issuance of the Notes to each Purchaser hereunder shall be legally permitted by all federal and state laws and regulations, and any rules or regulations of any stock exchange or the Nasdaq National Market, to which such issuance and the Seller are subject.

          4.5 Compliance Certificate. Seller shall have delivered an Officer's Certificate, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2 of this Agreement.

          4.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to each Purchaser and its counsel.

          4.7 Qualification. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement, the conversion of the Notes into Common Stock and the issuance of such Common Stock upon such conversion shall have been duly obtained and shall be effective on and as of the Closing Date.


                                       5.


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          4.8 Closing of Credit Agreement.  Each of the conditions  precedent to the Lender Group's obligation to make the initial loans under the Credit Agreement shall have been satisfied or waived on terms reasonably satisfactory to the Purchasers.

          4.9 Closing of Acquisition; Use of Proceeds. The acquisition of Ultradata Corporation shall have been consummated simultaneously herewith pursuant to the terms of the Ultradata Acquisition Documents, and the Purchasers shall have been satisfied in their reasonable discretion that the proceeds of the purchase and sale of the Notes are being used in accordance with Section
7.15 hereof.

          4.10 Registration Rights Agreement. Seller shall have delivered to each Purchaser an executed Registration Rights Agreement in the form attached hereto as Exhibit E.

          4.11 Suretyship Agreement. Seller shall have delivered to each Purchaser an executed Suretyship Agreement in the form attached hereto as Exhibit F.


                                    SECTION 5

                                  SUBORDINATION

          5.1 Subordination of the Subordinated Notes. Anything in this Agreement or the Subordinated Notes to the contrary notwithstanding, the Holder, by its acceptance of a Subordinated Note hereunder, hereby agrees that the Indebtedness evidenced by this Agreement and the Subordinated Notes and any guarantee of payment with respect thereto, including the payment of principal of, premium, if any, or interest on the Subordinated Notes and any other
Indebtedness, whether now existing or hereafter created, arising under or in connection with this Agreement and the Subordinated Notes, including all expenses, fees, and other amounts now or hereafter payable hereunder or thereunder (all of the foregoing, the "Subordinated Obligations") are and shall be subordinate and junior, to the extent set forth below, and subject in right of payment to the prior payment in full of all Senior Indebtedness.

          The expression "payment in full" or "paid in full" or any similar term or phrase, when used in this Section 5.1 with respect to Senior Indebtedness, shall mean the payment in full of all such Senior Indebtedness in cash and the termination of all financing commitments of the Senior Lenders, or, in the case of Senior Indebtedness consisting of contingent obligations in respect of letters of credit or other reimbursement obligations, the setting apart of cash sufficient to discharge such portion of Senior Indebtedness in an account for the exclusive benefit of the holders thereof, in which account such holders shall have (or be granted by the Seller) a first priority perfected security interest in a manner reasonably acceptable to such holders.

                  (a) If (i) the Seller shall default in the payment of any Senior Indebtedness (whether principal, interest or other amount) when the same becomes due and payable, whether at maturity or at a date fixed for scheduled payment or by declaration or acceleration or otherwise

                                       6.


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(a  "Payment  Default   Event"),   and  (ii)  the  Holders  (or  the  Designated
Representative, as applicable) shall have received a Payment Default Notice, then the Seller shall not make, and no Holder of the Subordinated Notes shall accept or receive, any direct or indirect payment or distribution of any kind or character (whether in cash, securities, Assets, by set-off, or otherwise), on account of the Subordinated Obligations during the Payment Blockage Period applicable to such Payment Default Event (it being understood however that, notwithstanding anything to the contrary, the Seller may issue Common Stock or other junior securities upon conversion of any Subordinated Notes, and the Subordinated Notes shall continue to accrete in value to the extent, and in the manner, provided for in the Subordinated Notes, during any Payment Blockage Period); provided, however, that in the case of any payment on or in respect of any Subordinated Obligation that would (in the absence of any such Payment Default Notice) have been due and payable on any date (a "Scheduled Payment Date") during such Payment Blockage Period, the provisions of this subsection
(a) shall not prevent the making of such payment (a "Scheduled Payment") on or after the date immediately following the termination of such Payment Blockage
Period.   The  foregoing   provisions   of  this   subsection  to  the  contrary
notwithstanding, the failure by the Seller to make a Scheduled Payment on a Scheduled Payment Date during a Payment Blockage Period shall constitute an
Event of Default. If the Holders (or the Designated Representative, as applicable), shall have received a Payment Default Notice from or on behalf of the Agent, then each Holder shall, during the Standstill Period applicable thereto, be prohibited from accelerating the Indebtedness evidenced by its Subordinated Notes and enforcing any of its default remedies (other than the application of the Default Rate and the default rate of accretion and the accrual (but not the payment) of Liquidated Damages, if any, but including the right to accelerate such Indebtedness and exercise set-off rights) with respect thereto (including any right to sue the Seller or to file or participate in the filing of an involuntary bankruptcy petition against the Seller) until such Standstill Period shall cease to be in effect; provided, however, that if a Holder had initiated an enforcement action prior to the commencement of such Standstill Period at a time when such Holder was entitled to do so, then such Holder shall not be prevented during such Standstill Period from taking such otherwise prohibited steps, but no others, with respect to such pending enforcement action as are required by a mandatory provision of law. Each Holder upon the termination of any Standstill Period applicable thereto, may, at its sole election, exercise any and all remedies (including the acceleration of the maturity of the Subordinated Notes) available to it under this Agreement, the Subordinated Notes, or applicable law.

          In the event that, notwithstanding the foregoing, the Seller shall make any payment to any Holder prohibited by the foregoing provisions of this subsection (a), then and in such event such payment shall be segregated by such Holder and held in trust for the benefit of and immediately shall be paid over to the Agent (in the same form received, with all necessary endorsements) for application against the Senior Indebtedness remaining unpaid until the Senior Indebtedness is paid in full.

                  (b) Except under  circumstances  when the terms of subsections
(a) or (d) are applicable, if (i) an event of default (other than a payment default) shall have occurred and be continuing under the Credit Agreement (or a refinancing agreement in respect thereof) (a "Non-Payment Default Event"), and
(ii) the Holders (or the Designated Representative, as

                                       7.

applicable) shall have received a Non-Payment Default Notice, then the Seller shall not make, and no Holder shall accept or receive, any direct or indirect payment or distribution of any kind or character (whether in cash, Assets, securities, by set-off, or otherwise) on account of the Subordinated Obligations during the Non-Payment Blockage Period applicable to such Non-Payment Default Event (it being understood however that, notwithstanding anything to the contrary, the Seller may issue Common Stock or other junior securities upon conversion of any Subordinated Notes, and the Subordinated Notes shall continue to accrete in value to the extent, and in the manner, provided for in the Subordinated Notes, during any Non-Payment Blockage Period); provided, however, that in the case of any Scheduled Payment on or in respect of any Subordinated Obligation that would (in the absence of any such Non-Payment Default Notice) have been due and payable on any Scheduled Payment Date during such Non-Payment Blockage Period, the provisions of this subsection (b) shall not prevent the making of such Scheduled Payment on or after the date immediately following the termination of such Non-Payment Blockage Period. The foregoing provisions of this subsection (b) to the contrary notwithstanding, the failure by the Seller to make a Scheduled Payment on a Scheduled Payment Date during a Non-Payment Blockage Period shall constitute an Event of Default. If the Holders (or the Designated Representative, as applicable) shall have received a Non-Payment Default Notice from or on behalf of the Agent, then each Holder of the Subordinated Notes, during the Standstill Period applicable thereto, shall be prohibited from accelerating the Indebtedness evidenced thereby and shall be prohibited from enforcing any of its default remedies (other than the application of the Default Rate and the default rate of accretion and the accrual (but not the payment) of Liquidated Damages, if any, but including the right to accelerate such Indebtedness and exercise set-off rights) with respect thereto (including any right to sue the Seller or to file or participate in the filing of an involuntary bankruptcy petition against the Seller) until such Standstill Period shall cease to be in effect; provided, however, that if a holder of a Subordinated Note had initiated an enforcement action prior to the commencement of such Standstill Period at a time when such holder was entitled to do so, then such holder shall not be prevented during such Standstill Period from taking those steps, but no others, with respect to such pending enforcement action as are required by a mandatory provision of law. Each Holder of the Subordinated Notes, upon the termination of any Standstill Period applicable thereto, may, at its sole election, exercise any and all remedies (including the acceleration of the maturity of the Subordinated Notes) available to it under this Agreement or applicable law.

          In the event that, notwithstanding the foregoing, the Seller shall make any payment to any Holder of the Subordinated Notes prohibited by the foregoing provisions of this subsection (b), then and in such event such payment shall be segregated by such holder and held in trust for the benefit of and immediately shall be paid over to the Agent (in the same form received, with any necessary endorsements) for application against the Senior Indebtedness remaining unpaid until the Senior Indebtedness is paid in full.

                  (c) Anything contained in Sections 5.1(a) or 5.1(b) to the contrary notwithstanding: (i) no Holder shall exercise any of its default remedies (other than the application of the Default Rate and the default rate of accretion and the accrual (but not the payment) of Liquidated Damages, if any, but including any judicial or non-judicial action to

                                       8.

accelerate or enforce the Indebtedness evidenced thereby, any exercise of set-off rights, and any right to sue the Seller or to file or participate in the filing of an involuntary bankruptcy petition against the Seller) with respect to an Event of Default prior to five (5) Business Days after the receipt by the Representative of Senior Indebtedness of a written notice from any Holders (or the Designated Representative, as applicable) stating that an Event of Default has occurred and is continuing, specifying in reasonable detail the nature of such Event of Default, and specifically designating such notice as a "Default Notice"; and (ii) the aggregate number of days that any Holder shall be subject to one or more Non-Payment Blockage Periods (or Standstill Periods on account of Non-Payment Blockage Periods) shall not exceed 270 days in any 360 consecutive day period; provided, however, that if the Senior Indebtedness is accelerated and the Agent or the Required Lenders, as the case may be, have commenced and diligently and in good faith are pursuing a judicial proceeding to collect the Senior Indebtedness or diligently and in good faith are pursuing material non-judicial remedies to effect the foreclosure and sale of the collateral securing the Senior Indebtedness, then any applicable Blockage Period (and correlative Standstill Period) may continue beyond the maximum number of days set forth in this clause (ii) unless and until the Agent or the Required Lenders, as applicable, rescind such acceleration in writing, or abandon, terminate, or fail diligently to pursue such judicial or non-judicial remedies. No Non-Payment Default Event that existed on the date of delivery of any Non-Payment Default Notice or during the resulting Non-Payment Blockage Period shall be made the basis for a subsequent Non-Payment Blockage Period. No Non-Payment Default Event or Payment Default Event that existed on the date of delivery of any Payment Default Notice or during the resulting Payment Blockage Period shall be made the basis for a subsequent Non-Payment Blockage Period or Payment Blockage Period.

                  (d) In the event of (i) any Insolvency Proceedings relative to the Seller or any Guarantor, (ii) any proceedings for voluntary liquidation, dissolution, or other winding up of the Seller or any Guarantor, whether involving any Insolvency Proceedings, or (iii) any arrangement, adjustment, composition or relief of the Seller or its debts or any marshaling of the assets of the Seller, then, in each case, (A) all Senior Indebtedness shall first be paid in full before any payment is made by or on behalf of the Seller or any Guarantor on the Subordinated Obligations; (B) any payment or distribution of any kind or character (whether in cash, securities, Assets, by set-off, or otherwise, but excluding any Common Stock or other junior securities issued by the Seller upon conversion of any Subordinated Notes and the accretion in value of the Subordinated Notes to the extent, and in the manner, provided for therein) to which the Holders would be entitled but for the provisions of this subsection (d) (including, without limitation, any payment or distribution which may be payable or deliverable to such holders by reason of the payment of any other Indebtedness of the Seller or its Subsidiaries being subordinated to payment of the Subordinated Obligations) shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the Agent, or the agent or other Representative of the holders of the Senior Indebtedness, for the benefit of the holders of the Senior Indebtedness, as their interest may appear, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid. In the event that, in the circumstances contemplated by this subsection (d), and notwithstanding the foregoing provisions of this subsection
(d), the Holders of the Subordinated

                                       9.

Notes  shall  have  received  any such  payment or  distribution  of any kind or character (whether in cash, securities, Assets, by setoff, or otherwise that they are not entitled to receive by the foregoing provisions, before all Senior Indebtedness is paid in full, then and in such event such payment or distribution  shall  be  segregated  and held in trust  for the  benefit  of and immediately shall be paid over to the Agent, or the agent or other representative of the holders of the Senior Indebtedness, for the benefit of the holders of the Senior Indebtedness, as their interest may appear, for application against the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full.

                  (e) If any Holder does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any proceeding under the Bankruptcy Code prior to thirty (30) days before the expiration of time to file such claim or other document or amendment thereof, then the Agent shall have the right (but not the obligation) in such proceeding, and hereby irrevocably is appointed lawful attorney of such Holder for the purpose of enabling the Agent to demand, sue for, collect, receive and give receipt for the payments and distributions in respect of the Subordinated Indebtedness owing to such Holder that are made in such proceeding and that are required to be paid or delivered to the holders of the Senior Indebtedness as provided in subsection (d), and to file and prove all claims therefor and to execute and deliver all documents in such proceeding in name of such Holder or otherwise in respect of such claims, as the Agent reasonably may determine to be necessary or appropriate.

          Each Holder agrees that it will not enter into any amendment or modification of the provisions of this Agreement or the Subordinated Notes, without having first obtained the prior written consent of the Required Lenders, if the effect thereof would be to amend or modify in any way (a) the interest rate or principal amount or schedule of payments of principal and interest with respect to any of the Subordinated Obligations, other than to reduce the interest rate thereon or principal amount thereof or extend the schedule of payments with respect thereto, (b) the subordination provisions set forth in this Section 5 or any of the Subsidiary Guarantees, or (c) the Events of Default set forth herein, other than to make such covenants or Events of Default less restrictive or to issue a waiver in respect thereof.

          No right of any present or future holder of Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Seller, or by any non-compliance by the Seller or by any Holder with the terms, provisions, and covenants of this Agreement or the Subordinated Notes, regardless of any knowledge thereof any such holder of Senior Indebtedness may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders, without incurring responsibility to the Holders, and without impairing or releasing the subordination provided in this Section 5 or the obligations of the Holders to the holders of the Senior Indebtedness, do any one or more of the following: (a) change the manner, place, or terms of payment (including any change in the rate of interest), or extend the time of payment of,

                                       10.

or renew, amend, modify, alter, or grant any waiver or release with respect to, or consent to any departure from, any Senior Indebtedness or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Senior Indebtedness; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable under or in respect of the Senior Indebtedness; (d) fail or delay in the perfection of Liens securing the Senior Indebtedness; (e) exercise or refrain from exercising any rights against the Seller and any other Person; or (f) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the Senior Indebtedness.

          The provisions of this Section 5.1 are for the purpose of defining the relative rights of the holders of Senior Indebtedness, on the one hand, and the Holders, on the other hand, and nothing herein shall impair, as between the Seller and the Holders, the obligation of the Seller, which is unconditional and absolute, to pay to the Holders thereof the principal thereof and premium, if any, and interest thereon in accordance with their terms and the provisions hereof. Upon payment in full of the Senior Indebtedness and the termination of all obligations of the Senior Lenders under the Credit Agreement (or any refinancing agreement in respect thereof), the Holders shall be subrogated (without any representation or warranty on the part of Agent or any holder of Senior Indebtedness) to the rights of the holders of the Senior Indebtedness to receive payments or distributions of Assets of the Seller made on Senior Indebtedness (and any security therefor) until the Subordinated Obligations shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Indebtedness of any cash, Assets, stock, or obligations to which the Holders would be entitled except for the provisions of subsection (e) above shall, as between the Seller, its creditors (other than the holders of the Senior Indebtedness), and the Holders, be deemed to be a payment by the Seller to or on account of Senior Indebtedness.

          The agreements contained in this Section 5.1 shall continue to be effective or shall be automatically reinstated, as the case may be, if at any time any payment (or any part of any payment) on the Senior Indebtedness shall be returned by any holder of Senior Indebtedness: (a) under any state or federal law upon or following the insolvency, bankruptcy, or reorganization of the Seller or otherwise; or (b) by reason of any settlement or compromise of any claim against such holder for repayment or recovery of any amount on account of any Senior Indebtedness; in each case, as though such payment had not been made.

          5.2 Right of Holder to Hold Senior Indebtedness. Any Holder that is also a Senior Lender shall be entitled to the benefit of the rights set forth in this Section 5 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Agreement shall be construed to deprive such Holder of any of its rights as a holder of Senior Indebtedness.

          5.3 Designated Representative. Within sixty (60) days of the date of this Agreement, the Required Holders shall select a Designated Representative, who may (but need not) be a Holder and provide written notice to the Agent of such selection; provided, however, that if no

                                       11.

Designated Representative is selected within such sixty (60) day period, the Agent may select a Designated Representative (who shall be a Holder), and provide written notice to the Holders of such selection. Each Holder shall execute and deliver to the Designated Representative any agency agreement the Designated Representative shall reasonably request; it being understood that the protections and indemnities afforded the Agent under the Credit Agreement are hereby deemed reasonable for this purpose. The Company hereby agrees to pay the reasonable fees and expenses of the Designated Representative within 30 days of invoice therefor. The Designated Representative may be changed from time to time by written consent of the Required Holders, but at all times after the original selection of a Designated Representative, the Holders shall maintain a Designated Representative under this Agreement. This Section 5.3 is, notwithstanding any other provision herein to the contrary, made for the benefit of the Agent and the Senior Lenders (and their successors and assigns under the Senior Loan Documents), who are hereby entitled to rely on and enforce this covenant.

          The foregoing provisions of this Section 5 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of Senior Indebtedness, and such provisions are made for the benefit of, and may be enforced directly by, holders of Senior Indebtedness, who hereby are expressly stated to be intended beneficiaries of this Section 5, notwithstanding any rescission of this Agreement by the parties hereto.


                                    SECTION 6

                                    GUARANTEE

          6.1 Guarantee. Each Guarantor hereby jointly and severally unconditionally guarantees to each Holder, (i) the due and punctual payment of the principal of, and premium, if any, Liquidated Damages, if any, and interest on each Note, when and as the same shall become due and payable, subject to any applicable grace period, if any, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest (including default interest) on the overdue principal of, and premium, Liquidated Damages, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Seller to the Holders all in accordance with the terms of such Note and this Agreement, subject, however, to the limitations set forth in Section 5, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations thereunder and hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Agreement, any failure to enforce the provisions of any such Note or this Agreement, any waiver, modification or indulgence granted to the Seller with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.


                                       12.

          Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Seller, any right to require a proceeding first against the Seller, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and will covenant that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 6 hereof. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 10 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Section 10 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Section 10 hereof, the Holders are hereby deemed to have made a demand for payment on the Notes under the Guarantee provided for in this Section 6.

          The guaranty set forth in this Section is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Section and the maturity date of the Notes, (b) be binding upon each Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Holders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Holders may pledge, assign or otherwise transfer all or any portion of their rights and obligations under this Agreement and the other Subordinated Note Documents (including, without limitation, all or any portion of its Note) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted the Holders herein or otherwise, in each case as provided in Section 14.9(a).

          6.2 Limitation of Guarantee. Notwithstanding any term or provision of this Agreement to the contrary, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed hereunder by such Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          6.3 Additional Guarantors. The Seller covenants and agrees that it shall cause any Person which becomes obligated under Section 7.13 hereof, to guarantee the Notes, pursuant to the terms of Section 6 hereof, to execute either a (i) joinder to this Agreement and the Suretyship Agreement or (ii) a guarantee, satisfactory in form and substance to the Purchasers, pursuant to which such Subsidiary shall guarantee the obligations of the Seller under the Notes and this Agreement in accordance with this Section with the same effect and to the same extent as if such Person had been named herein as a Guarantor.


                                       13.

          6.4 Release of Guarantor. A Guarantor shall be released from all of its obligations under its Subsidiary Guarantee if:

                           (i) the Guarantor has sold all or substantially all of its assets or the Seller and its Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with this Agreement; or

                           (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Seller or another Guarantor in a transaction in compliance with this Agreement;

and in each such case, such Guarantor has delivered to the Holders an Officers' Certificate and an opinion of counsel reasonably acceptable to the Holders, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

          The Holders shall, at the sole cost and expense of the Seller, at its request and upon receipt of the documents mentioned in the preceding paragraph, deliver an appropriate instrument evidencing such release, and take such other actions as may be reasonably necessary or desirable.

          6.5 Guarantee Obligations Subordinated to Senior Indebtedness. Each Guarantor hereby covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in Section 5, the Indebtedness represented by the Subsidiary Guarantee and the payment of principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes pursuant to the Subsidiary Guarantee by such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in Section 5 (substituting, for purposes of this Guarantee, the Guarantor's Indebtedness for the Seller's Indebtedness) to the prior indefeasible payment and satisfaction in full of all Senior Indebtedness of such Guarantor, mutatis mutandis. In furtherance and not in limitation of the foregoing, in the event the Holders (or the Designated Representative, as applicable) shall have received a Payment Default Notice or a Non-Payment Default Notice from or on behalf of the Agent, during the Standstill Period applicable thereto each Holder shall be prohibited from accelerating the Indebtedness evidenced by the Subsidiary Guarantee and shall be prohibited from enforcing any of its default remedies (other than application of the Default Rate and the default rate of accretion and the accrual (but not the payment) of Liquidated Damages, if any, but including the right to accelerate such Indebtedness and exercise set-off rights) with respect thereto (including any right to sue the Guarantor or to file or participate in the filing of an involuntary bankruptcy proceeding against the Guarantor) until such Standstill Period shall cease to be in effect; provided, however, that if a Holder had initiated an enforcement action prior to the commencement of such Standstill Period at a time when such Holder was entitled to do so, then such Holder shall not be prevented during such Standstill Period from taking those steps, but no others, with respect to such pending enforcement action as are required by a mandatory provision of law. The failure by any Guarantor to make a payment in respect of its obligations on its Subsidiary Guarantee by reason of any provision of Section 5

                                       14.

or this Section 6.5 shall not be construed as preventing the occurrence of a Default or any Event of Default hereunder.

          This Section 6.5 constitutes a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness of any Guarantor; and such provisions are made for the benefit of the holders of Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

          6.6 Suretyship Agreement. The agreements and waivers set forth in this
Section 6 are in addition to, and not in limitation of, the agreements and waivers set forth in the Suretyship Agreement, and the provisions of the Suretyship Agreement are incorporated herein by this reference.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

          The Seller hereby covenants and agrees that, during such time as any Holder owns any Notes or any shares of Common Stock issued upon conversion of the Notes:

          7.1 Financial Information. The Seller will furnish the following reports to each Holder so long as the Holder is a holder of any Notes, or Common Stock issued upon conversion of any Notes that, in the aggregate, represent ownership of one percent (1%) or more, of the issued and outstanding voting securities of the Seller:

                  (a) As soon as practicable after the end of each fiscal year of the Seller, and in any event within ninety (90) days thereafter, a consolidated and consolidating balance sheets of the Seller and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Seller and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants from one of the five largest national accounting firms by the Seller, which opinion shall be without (A) a "going concern" or like qualification or exception or (B) any qualification or exception as to the scope of such audit or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any default under Indebtedness of the Seller.

                  (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Seller, and in any event within forty-five (45) days thereafter, a consolidated and consolidating balance sheets of the Seller and its subsidiaries, if

                                       15.

any, as of the end of each such quarterly period, and consolidated statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Seller and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Seller.

                  (c) So long as the Seller is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in lieu of the financial information required pursuant to paragraphs 7.1(a) and (b), copies of its Annual and Quarterly Reports on Form 10-K and 10-Q, respectively, or any similar successor forms, as shall be filed on a timely basis with the Securities and Exchange Commission.

          7.2 Additional Information. Seller will permit representatives of the Holders to whom Paragraph 7.1 applies to visit and inspect any of the properties of the Seller and its Subsidiaries, including its books of account, and to discuss its affairs, finances and accounts with the Seller's officers and its independent public accountants, all at such reasonable times and as often as a Holder may reasonably request, and the Seller hereby consents to such discussions. If at any time the Seller is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or (ii) quotations for the Common Stock of the Seller are no longer reported by the Nasdaq National Market System, or by an equivalent quotations system or stock exchange, the Seller will deliver the reports described below in this paragraph 7.2 to each Purchaser entitled to receive financial information pursuant to Section 7.1:

                  (a) As soon as practicable after the end of each month and in any event within thirty (30) business days thereafter, a consolidated and consolidating balance sheets of the Seller and its Subsidiaries, if any, as at the end of such month, and consolidated statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Seller and its Subsidiaries, for each month and for the current fiscal year of the Seller to date, prepared in accordance with generally accepted accounting principles consistently applied, and certified, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Seller.

                  (b) With reasonable promptness, such other information and data with respect to the Seller and any subsidiaries as a Holder may from time to time reasonably request.

                  (c) The foregoing provisions of this paragraph 7.2 shall not be in limitation of any rights which a Holder may have to the books and records of the Seller and any Subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

     7.3 Notice of Litigation, Adverse Claims, etc. Seller will promptly deliver to each Holder, but in any event within five (5) days after the discovery, notice of any material adverse

                                       16.

event or circumstance affecting the Seller (including, but not limited to, the filing of any litigation or administrative claim against the Seller, any officer of the Seller, or any of its Subsidiaries involving a claim in excess of $1,000,000 or which, if concluded adversely, could reasonably be expected to materially adversely affect the business or assets of the Seller, such officer, or any of its Subsidiaries or the existence of any dispute with any person which involves a reasonable likelihood of litigation being filed or any investigation or proceeding instituted or threatened by any federal or state regulatory agency).

          7.4 Notice of Default, Event of Default or Acceleration of the Notes. Seller will deliver to each Holder the notices described herein immediately, and in any event within one (1) day after a Responsible Officer becoming aware of:
(i) the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 9.1(f), a written notice specifying the nature and period of existence thereof and what action the Seller is taking or proposes to take with respect thereto, (ii) the acceleration of any Note pursuant to Section 10.1 hereof, a written notice setting forth the principal amount of each Note so accelerated, the name of the holder thereof and the circumstances surrounding such acceleration and (iii) the existence of a default or event of default under any Senior Indebtedness or other indebtedness of the Seller in an amount of $1,000,000 or more, and any concurrent or subsequent acceleration of such indebtedness, a written notice describing such default or acceleration.

          7.5 Prompt Payment of Taxes, etc. Seller will, and will cause its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Seller or any Subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Seller shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Seller will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

          7.6 Maintenance of Properties and Leases. Seller will and will cause its Subsidiaries to, keep its properties and those of its Subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Seller and any Subsidiaries will at all times comply with each provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material adverse affect on the condition, financial or otherwise, or operations of the Seller and its Subsidiaries, taken as a whole.

          7.7 Insurance. Seller will keep its business and assets and those of its Subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion in reasonable and adequate amounts and

                                       17.

the Seller will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

          7.8 Account and Records. Seller will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

          7.9 Independent Accountants. Seller will retain independent public accountants from one of the five largest national accounting firms who shall certify the Seller's financial statements as of the end of each fiscal year. In the event the services of the independent public accountants, so selected, or any firm of independent public accountants hereafter employed by the Seller are terminated, the Seller will immediately, and within one (1) day, thereafter notify the Holders and will request the firm of independent public accountants whose services are terminated to deliver to the Purchasers a letter of such firm setting forth the reasons for the termination of their services. In the event of such termination, the Seller will promptly thereafter engage another one of the five largest national accounting firms. In its notice to the Holders the Seller shall state whether the change of accountants was recommended or approved by the Board of Directors or any committee thereof.

          7.10 Compliance with Requirements of Governmental Authorities. Seller shall, and cause all of its Subsidiaries to, duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their property or assets, and shall comply in all material respects to all laws and regulations applicable to Seller, its Subsidiaries or their business.

          7.11 Maintenance of Corporate Existence, etc. Seller shall, and shall cause its Subsidiaries to, maintain in full force and effect their corporate existence, rights and franchises and all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by them and deemed by the Seller to be necessary to the conduct of their business. Seller shall at all times maintain the listing of its Common Stock on the Nasdaq National Market, the New York Exchange, or an equivalent nationally recognized exchange.

          7.12 Availability of Common Stock for Conversion. Seller will, from time to time, in accordance with the laws of the state of its incorporation, increase the authorized amount of Common Stock prior to such time as the failure to do so would cause the number of shares of Common Stock remaining authorized and unissued to be insufficient to permit conversion of all the then outstanding Notes. No later than the first to occur of (i) the date a Shelf Registration with respect to the Common Stock issuable upon conversion of the Notes is filed with the SEC pursuant to the Registration Rights Agreement or (ii) ninety (90) days from the date hereof, the Board of Directors of the Seller shall specifically reserve for issuance 602,534 shares of Common Stock to be issued upon conversion of the Notes. Upon any adjustment in the number

                                       18.

of shares of Common Stock that become issuable upon conversion of the Notes, whether due to the antidilution provisions of the Notes, a reset of the Conversion Price (as defined in the Notes), or a default rate of accretion or default rate of interest or Liquidated Damages becoming due and available for conversion into shares of Common Stock, or otherwise, Seller shall reserve such shares for issuance upon conversion and maintain an adequate number of shares so reserved until all of the Notes have been converted or paid in full. Seller will cause any additional shares of Common Stock that become issuable upon conversion of the Notes as a result of an adjustment to the Conversion Price (as defined in the Notes) to be listed, as of the effective time of such adjustment, on the Nasdaq National Market or other exchange on which the Common Stock is then listed.

          7.13 Subsidiary Guarantee. At such time as any Person becomes a Subsidiary of the Seller, to cause such Person to deliver either (i) a joinder to this Agreement and the Suretyship Agreement and thereby become a Guarantor hereunder or (ii) a Guarantee of the Notes, in either case in form and substance satisfactory to the Holders.

          7.14    Registration Rights.

                  (a)  Pursuant  to  the  terms  of  the   Registration   Rights
Agreement, the Seller shall register the Common Stock issuable upon conversion of the Notes for re-sale by the Holders.

                  (b) The Seller and the Purchaser agree that the Holders of the Notes will suffer damages if the Seller fails to fulfill its obligations pursuant to the Registration Rights Agreement and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of a failure by the Seller to fulfill its obligation to register the Common Stock for resale pursuant to the terms of the Registration Rights Agreement on or prior to the Effectiveness Target Date, the Seller hereby agrees to pay liquidated damages ("Liquidated Damages") to each Purchaser or Holder of a Note under the circumstances and to the extent set forth below. If the Seller's Shelf Registration (as defined in the Registration Rights Agreement) is not declared effective by the SEC on or prior to the Effectiveness Target Date, or the Shelf Registration has been declared effective by the SEC and such Shelf Registration ceases to be effective or the prospectus ceases to be usable at any time during Effectiveness Period for a period of time which shall exceed 30 days in the aggregate during any 365-day period (any of the foregoing, a "Registration
Default") then the Seller shall pay Liquidated Damages in cash on the first Business Day of each month to each Purchaser immediately following the occurrence of such Registration Default in an amount equal to $10.00 per month per $1,000 principal amount of Notes for each month (computed the basis of a 30-day month) or portion thereof that the Registration Default continues. Following the cure of all Registration Defaults relating to any breach of the Registration Rights Agreement, the accrual of Liquidated Damages with respect to such Registration Default shall cease. The Registration Default shall be deemed cured on a date that either the Shelf Registration is declared effective or, in the case of a prospectus that has become unusable, the date the prospectus contained therein again becomes usable consistent with applicable law.

                                       19.

                  (c) The Seller shall notify the Holders on the date of, and on a weekly basis during the pendency of, any Registration Default. The obligation to pay Liquidated Damages shall be deemed to commence on the date of the applicable Registration Default and to cease when all Registration Defaults have been cured.

                  (d) For purposes of this Section 7.14 and the Registration Rights Agreement, the Effectiveness Target Date shall be 180 days after the Closing Date and the Effectiveness Period shall be five years.

                  (e) For purposes of determining the amount of Liquidated Damages due hereunder, Common Stock acquired by a Holder upon conversion of a Note and not disposed of shall be treated as if it were not converted and was still held as Notes by a Holder.

          7.15 Use of Proceeds. Seller will use the proceeds from the sale of the Notes to be issued to consummate the Ultradata Acquisition (including the payment of expenses in connection therewith) and for working capital purposes.

          7.16 Further Assurances. Seller shall take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at their sole cost and expense, such agreements, instruments or other documents as the Holders may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Subordinated Note Documents, (ii) to establish and maintain the validity and effectiveness of any of the Subordinated Note Documents, and (iii) to better assure, convey, grant, assign, transfer and confirm unto the Holders the rights now or hereafter intended to be granted to the Holders under this Agreement or any other Subordinated Note Document.


                                    SECTION 8

                               NEGATIVE COVENANTS

          8.1     Employee Stock Purchases; Preferred Stock.

                  (a) Seller will not issue any of its Capital Stock, or grant an option to purchase any of its Capital Stock, to any employee, officer, director, consultant or independent contractor of the Seller or a subsidiary except pursuant to the Seller's Stock Option Plans described in Schedule 5.01(e) to the 1999 Credit Facility or any substantially similar plan approved by the Board of Directors in the ordinary course of business and consistent with past practices or approved by the Seller's shareholders, and except for up to 150,000 options or warrants issued at fair market value to an outside investor relations firm.

                  (b) Seller will not (or cause any Subsidiary to) issue any Prohibited Preferred Stock.

                                       20.

          8.2 Transactions with Affiliates. Neither Seller nor any Guarantor shall enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to Seller, Guarantor or such Subsidiary than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, and unless (i) Seller or Guarantor has obtained the approval of a majority of the members of the Board of Directors not interested in such Affiliate transaction and (ii) at a time reasonably (and no less than five (5) days) prior to the submission of such transaction to the disinterested directors for approval, notice of such transaction has been given to the Holders.

          8.3 Nature of Business. Seller will not, and will not permit any Subsidiary to, make any fundamental or material change in the nature of its business as described in Section 5.01(m) of the Credit Agreement.

          8.4 Limitation on Restricted Payments. Seller, the Guarantors, and their Subsidiaries shall not, directly or indirectly, (i) declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of Seller, Guarantors or any of their subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of Seller or any Guarantor, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of Seller or any Guarantor, now or hereafter outstanding, (iv) return any capital to any shareholders or other equity holders of Seller, Guarantors or any of their Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such, (v) purchase, redeem or otherwise acquire or retire for value prior to maturity Indebtedness that is subordinated to or pari passu with the Notes or (vi) pay any management fees or any other fees or expenses (including the reimbursement thereof by Seller, Guarantors or any of their Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of Seller, Guarantor or any of their Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of Seller or any Guarantor; provided, however, that:

                  (A) Subsidiaries that are wholly-owned directly or indirectly by Seller may declare and pay cash and stock dividends, return capital and make distributions of assets to Seller;

                  (B) Seller may make regularly scheduled mandatory redemptions, as and when due and payable, of the CFI Class A Preferred Stock, in an aggregate amount not to exceed $103,142 in any fiscal year;


                                       21.

                  (C) Seller may declare and pay dividends and distributions payable solely in shares of Seller's Common Stock, subject to the adjustment provisions of the Notes;

                  (D) Ultradata may make payments to holders of the "Dissenting Shares" (as such term is defined in the Ultradata Acquisition Documents), if any, with respect to such Dissenting Shares, to the extent required under the Delaware General Corporation Law and the Ultradata Acquisition Documents; provided, however, that the number of Dissenting Shares shall not constitute more than 5% of the Capital Stock of Ultradata issued and outstanding immediately prior to the consummation of the Ultradata Acquisition; and

                  (E) Seller may make payments to the holders of the Warrants issued in connection with the 1999 Credit Facility under Sections 4(a)(2) or 4(a)(3) thereof in order to reduce the number of shares of Common Stock issuable upon exercise of the Warrants, but the Seller may not amend such provisions to increase the amounts paid thereunder without the consent of the Required Holders.

          8.5 Restriction On Fundamental Changes. Without the consent of the Required Holders, Seller shall not (i) liquidate, wind-up or dissolve (or permit or suffer any thereof), (ii) enter into any agreement that would impair or restrict the Seller's ability to perform its obligations under this Agreement, the Notes or the Registration Rights Agreement, (iii) amend its charter or bylaws in any manner which would impair or restrict the Seller's ability to perform its obligations under this Agreement, the Notes or the Registration Rights Agreement, or (iv) agree to do any of the foregoing, provided, that any wholly-owned Subsidiary of Seller or a Guarantor may be merged with any other wholly-owned Subsidiary of Seller or a Guarantor, so long as (A) no other provisions of this Agreement would be violated thereby, (B) Seller gives the Holders at least 30 days' prior written notice of such merger, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (D) if the merger is between a Subsidiary that is a Guarantor and another Subsidiary that is not a Guarantor, the Subsidiary that is a Guarantor shall be the surviving entity of such merger or, the party designated to survive the merger shall deliver a Guarantee prior to the date of such merger.

          8.6 Limitation on Dividend Payments by Subsidiaries. Neither Seller nor any Subsidiary shall create or otherwise cause, incur, assume, suffer or permit to exist or become effective any agreement restricting the payment of dividends, or the transfer, loan or advance of funds or assets by or from any Subsidiary of Seller to Seller, or the payment of any Note on behalf of Seller (pursuant to the Guaranty or otherwise) unless otherwise required by (i) any Senior Indebtedness or (ii) applicable laws and regulations, provided, that in each case the Holders of the Notes are provided at least 30 days prior written notice of the effectiveness of such restriction.



                                       22.

                                    SECTION 9

                                EVENTS OF DEFAULT

          9.1 Events of Default. A "Default" or an "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Seller defaults in the payment of any principal or premium, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or acceleration or otherwise; or

                  (b) the Seller defaults in the payment of any interest on any Note when the same becomes due and payable; or

                  (c) the Seller defaults in the performance of or compliance with any covenant contained in Sections 8.1 through 8.6, or Sections 7.12 through 7.14; or

                  (d) the Seller defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 9.1) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Seller obtaining actual knowledge of such default or (ii) the Seller receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 9); or

                  (e) any representation or warranty made in writing by or on behalf of the Seller or by any officer of the Seller in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any respect on the date as of which made; or

                  (f) (i) (A) the Seller or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment, of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (B) the Seller or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and (ii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Seller or any Subsidiary has become obligated to purchase or repay Indebtedness, or any Indebtedness has matured, or has become or been declared due or payable before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, provided, that the occurrence of a default of the type described in clause (i) of this paragraph (f) shall entitle the Holders to receive interest at the

                                       23.

Default Rate or the default rate of accretion under the Notes (notwithstanding that Seller is not in Default hereunder); or

                  (g) the Seller or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Seller or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Seller or any of its Subsidiaries, or any such petition, order or approval shall be filed against the Seller or any of its Subsidiaries and such petition, order or approval shall not be dismissed with prejudice within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Seller and its Subsidiaries and such judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                  (j) if the amount of unfunded benefit liabilities of the Seller under any employee benefit plan shall exceed $100,000, or the Seller or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Seller or any Subsidiary thereunder.

As used in Section 9.1(i), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.


                                   SECTION 10

                               REMEDIES ON DEFAULT

          10.1 Acceleration. If an Event of Default with respect to the Seller described in paragraph (g) or (h) of Section 9.1 has occurred, all the Notes then outstanding shall automatically become immediately due and payable. Subject to the subordination provisions set

                                                       24.

forth in Sections 5 and 6, if any other Event of Default has occurred and is continuing, any Holder or Holders of more than 33-1/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Seller, declare all the Notes then outstanding to be immediately due and payable. Upon any Note becoming due and payable under this
Section 10.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus all accrued and unpaid interest thereon, and Liquidated Damages, if any, shall immediately become due and payable.

          10.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

          10.3 Rescission. At any time after any Notes have been declared due and payable pursuant to the second sentence of Section 10.1, the Holders of not less than 50% in principal amount of the Notes then outstanding, by written notice to the Seller, may rescind and annul any such declaration and its consequences if (a) the Seller has paid all overdue interest on the Notes, all principal of and premium and Liquidated Damages, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 14.1, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 10.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

          10.4 No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Seller under Section 11.1, the Seller will pay to the Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section 10, including, without limitation, reasonable attorneys' fees, expenses and disbursements.



                                       25.

                                   SECTION 11

                                 EXPENSES, ETC.

          11.1 Transaction Expenses; Fees. The Seller will pay, on demand, all Holder Group Expenses incurred by or on behalf of the Holders, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of the several counsel (including in-house counsel) for the Holders, accounting, due diligence, periodic field audits, physical counts, valuations, investigations, monitoring of assets, environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: the negotiation, preparation, execution, delivery, performance and administration of this Agreement the Notes or any other related documents, (including, without limitation, (a) any requested amendments, waivers or consents to this Agreement, the Notes or any other related documents whether or not such documents become effective or are given, (b) the preservation and protection of any of the Holder's rights under this Agreement, the Notes or any other related documents,
(c) the defense of any claim or action asserted or brought against any Holder by any Person that arises from or relates to this Agreement, the Notes or any other related documents, the Holder's claims against the Seller or any Guarantor or any and all matters in connection therewith, (d) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement, the Notes or any other related documents, (e) the filing of any petition, complaint, answer, motion or other pleading by any Holder in connection with this Agreement, the Notes or any other related documents, (f) any attempt to collect from the Seller or any Guarantor, (g) the receipt by any Holder of any advice from its professionals with respect to any of the foregoing, (h) all liabilities and costs arising from or in connection with the past, present or future operations of the Seller or any Guarantor involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, or any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Seller and its Subsidiaries, or (i) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of this Agreement, the Notes or any other related documents: (x) the Seller agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter imposed or levied in connection with this Agreement, the Notes (or the conversion thereof) or any related documents, and the Seller agrees to hold the Holders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Seller agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement, and (z) if the Seller or any Guarantor fails to perform any covenant or agreement contained herein or in the Notes or any related documents, the Holders may perform or cause performance of such covenant or agreement, and the Holder Group Expenses of the Holders incurred in connection therewith shall be reimbursed on demand by the Seller.


                                       26.

          11.2 Survival. The obligations of the Seller under this Section 11 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.


                                   SECTION 12

                                 INDEMNIFICATION

          12.1 Losses. Whether or not the transactions contemplated by this Agreement are consummated, the Seller and each Guarantor, jointly and severally, shall indemnify and hold harmless each Purchaser and its Affiliates, employees, partners, general partners, members, managers, officers, directors, representatives, agents, attorneys, successors and assigns, (the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, expenses and costs, including, without limitation, attorneys' fees and other fees and expenses incurred in, and the costs of preparing for, investigating or defending any matter (collectively, "Losses"), incurred by such Indemnified Party in connection with or arising from (i) any breach of any warranty or the inaccuracy of any representation made by the Seller in, or the failure of the Seller to fulfill any of its agreements or undertakings under, this Agreement, any Note or any other agreement, instrument, or document contemplated hereby or relating to the transactions contemplated hereby, (ii) any failure by the Seller or its Subsidiaries to perform any their covenants hereunder or under any Note, or (iii) any actions taken by the Seller or any of the Seller's Affiliates, employees, officers, directors, representatives, agents or attorneys in connection with the transactions contemplated by this Agreement. The Seller shall either pay directly all Losses which it is required to pay hereunder or reimburse any Indemnified Party within ten (10) days after any request for such payment. The obligations of the Seller to the Indemnified Parties under this
Section 12.1 shall be separate obligations to each Indemnified Party, and the liability of the Seller to such Indemnified Parties hereunder shall not be extinguished solely because any Indemnified Party is not entitled to indemnity hereunder. The obligations of the Seller and the Guarantors to the Indemnified Parties under this Section 12.1 shall survive (a) the payment of any Note (whether at maturity, by prepayment or acceleration or otherwise), (b) the conversion of all or a part of any Note,
(c) any transfer of any Note or any interest therein, (d) the termination of this Agreement or any other agreement, instrument or document contemplated hereby or relating hereto, (e) the termination, refinancing, restructuring or repayment of the 1999 Credit Facility and (f) the sale of Common Stock acquired upon conversion of any Note.

          12.2 Indemnification Procedures. Any Person entitled to indemnification under this Section 12 shall (a) give prompt written notice to the Seller of any claim with respect to which it seeks indemnification and (b) permit the Seller to assume the defense of such claim with counsel selected by the Seller and reasonably acceptable to such Person; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the Seller has agreed to pay such fees or expenses; (ii) the

                                       27.

Seller has failed to notify such Person in writing within ten (10) days of its receipt of such written notice of claim that it will assume the defense of such claim and employ counsel reasonably satisfactory to such Person; or (iii) in the judgment of any such Person, based upon the written advice of counsel, a conflict of interest may exist between such Person and the Seller with respect to such claims (in which case, if the Person notifies the Seller in writing that such Person elects to employ separate counsel at the expense of the Seller, the Seller shall not have the right to assume the defense of such claim on behalf of such Person). The Seller and the Guarantors will not be subject to any liability for any settlement made without the Seller's consent (but such consent may not be unreasonably withheld). No Indemnified Party may, without the consent (which consent will not be unreasonably withheld) of the Seller, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Seller of a release from all liability in respect of such claim or litigation.

          12.3 Contribution. If the indemnification provided for in this Section 12 is unavailable to the Purchaser or any other Indemnified Party in respect of any Losses, then the Seller, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Seller, on the one hand, and such Indemnified Party on the other hand, in connection with the actions, statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Seller, on the one hand, and such Indemnified Party on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, either the Seller or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 12.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


                                   SECTION 13

                                  SURVIVAL ETC.

          13.1 Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by a Purchaser of any Note or portion thereof or interest therein the payment of any Note, and the termination, refinancing, restructuring, or repayment of the 1999 Credit Facility and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Purchasers or any

                                       28.

other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Seller pursuant to this Agreement shall be deemed representations and warranties of the Seller under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Seller and supersede all prior oral and written agreements and understandings relating to the subject matter hereof, except that the letter agreement dated July 29, 1999, by and between the Seller and Levine Leichtman Capital Partners, Inc. shall survive the execution of this Agreement until the obligations set forth therein have been fully performed.


                                   SECTION 14

                       AMENDMENT AND WAIVER; MISCELLANEOUS

          14.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Seller and the Required Holders, (and, in the case of Section 5 and Section 6.5, of the Agent and the Required Lenders) except that without the written consent of each Holder affected, an amendment or waiver under this Section 14.1 may not (with respect to any Notes held by a non-consenting Holder):

                  (a) reduce or increase the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the prepayment or redemption of the Notes;

                  (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Note payable in money other than that stated in the Notes;

                  (f) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest or premium or Liquidated Damages, if any, on the Notes;

                  (g) adversely affect the right of such Holder to convert Notes, or the other rights of the Holders with respect to conversion under
Section 6 of the Notes; or

                                       29.

                  (h) impair the right to institute suit for the conversion of a Note or for the enforcement of any payment (to the extent already permitted under Section 5) on or after the due date thereof.

          14.2    Solicitation of Holders of Notes.

                  (a) Solicitation. The Seller will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with a reasonably sufficient amount of information, with reasonable (and at least five (5) days) prior notice in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Seller will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 14 to each holder of outstanding Notes promptly (within two (2) Business Days) following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

                  (b) Payment. The Seller will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding whether or not such Holder consented to such waiver or amendment.

          14.3 Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 14 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon the Seller without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Seller and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          14.4 Notes Held by Seller, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Seller, any of its Affiliates or any Subsidiary shall be deemed not to be outstanding.


                                       30.

          14.5 "Required Holders". "Required Holders" shall mean the Holders of 50.1% of the principal amount of Notes then outstanding.

          14.6 Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile, or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (a) if to a Purchaser, it at the address specified for such communications in Exhibit A or at such other address as it shall have specified to the Seller in writing,

                  (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Seller in writing, or

                  (c)      if to the Seller or any Guarantor,

                           CFI Pro Services, Inc.
                           400 S.W. Sixth Avenue, Suite 200
                           Portland, Oregon  97204
                           Attention:  Jeffrey P. Strickler, Esq.
                           Telephone:  (503) 274-7280
                           Facsimile:  (503) 790-9229

                  With a copy to:

                           Farleigh, Wada & Witt, P.C.
                           121 S. W. Morrison, Suite 600
                           Portland, Oregon  97204
                           Attention:  F. Scott Farleigh, Esq.
                           Telephone:  (503) 228-6044
                           Facsimile:  (503) 228-1741

Notices under this Section 14.6 will be deemed given only when actually received, or three hours after confirmation of a successful telefacsimile transmission.

          14.7 Confidential Information. Each Holder agrees (on behalf of itself and each of its affiliates, directors, officers, partners, general partners, members, managers, and its or their employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable investors, the Confidential Information and to prevent a Holder's unauthorized use of the Confidential Information; provided, however, that nothing herein shall limit the disclosure of any Confidential Information (a) to the extent required by statute, rule, regulation or judicial process, (b) (i) to any other Holder, (ii) to counsel for such Holder on a "need to know" basis if such disclosure is reasonably determined by the

                                       31.

disclosing party to be reasonably necessary to such Person in connection with the Obligations or Notes or the transactions contemplated thereunder, or (iii) to counsel for any other Holder on a "need to know" basis if such disclosure is reasonably determined by the disclosing party to be reasonably necessary to such Person in connection with the Obligations or the Notes or the transactions contemplated thereunder, (c) to examiners, auditors or accountants on a "need to know" basis if such disclosure is reasonably determined by the disclosing party to be reasonably necessary to such Person in connection with the Obligations or the Notes or the transactions contemplated thereunder, (d) in connection with any litigation to which the Holder is a party, (e) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section
14.7 in all material respects, or (f) in connection with the exercise of the Holder's remedies upon the occurrence and during the continuation of an Event of Default. The Holder agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clauses (a) or (d) hereof, it will make reasonable efforts to keep Seller informed of such request or identification (and, unless prohibited by applicable law, statute, regulation, or court order, concurrently with, or where practicable, prior to the disclosure thereof); provided, however, that Seller and the Guarantors acknowledge that the Holders may make disclosure as required or requested by any governmental authority or representative thereof and that the Holders may be subject to review by regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information, and that Seller shall be kept informed reasonably of such requests and review of Confidential Information.

          14.8 Registration of Notes. The Seller shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Seller shall not be affected by any notice or knowledge to the contrary. The Seller shall give to any Holder of a Note promptly, and within one
(1) day, upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

          14.9    Miscellaneous.

                  (a) Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

                  (b) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any

                                       32.

such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

                  (c) Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  (d)  Legal  Representation  of LLCP.  In  connection  with the negotiation, drafting, and execution of Subordinated Note Documents or in connection with future legal representation relating to administration, amendments, modifications, waivers, or enforcement of remedies thereof, Riordan & McKinzie, a Professional Law Corporation, ("R&M") only has represented and only shall represent Levine Leichtman Capital Partners II, L.P., one of the Purchasers. Each other Purchaser hereby acknowledges that R&M does not represent any other Purchaser in connection with any such matters.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.

                  (f) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                  (g) CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER RELATED DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR A JOINDER HERETO, SELLER AND EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. SELLER AND EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SELLER OR THE GUARANTOR AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 14.6, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS TO SERVICE OF PROCESS IN ANY

                                       33.

OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE SELLER OR ANY GUARANTOR IN ANY OTHER JURISDICTION. THE SELLER AND EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE SELLER OR ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE SELLER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE NOTES OR ANY OTHER RELATED DOCUMENTS.

                  (h) WAIVER OF JURY TRIAL, ETC. THE PARTIES HERETO AND ANY SUBSEQUENT GUARANTOR OR HOLDER OF A NOTE HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTES OR OTHER DOCUMENTS PREPARED IN CONNECTION HEREWITH, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. SELLER AND EACH GUARANTOR CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE PURCHASERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASERS WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. SELLER AND EACH GUARANTOR HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER'S ENTERING INTO THIS AGREEMENT.

                             Signature pages follow

                                       34.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:                                     CFI PROSERVICES, INC.,
                                            an Oregon corporation


                                            By:  /s/ Robert P. Chamness
                                                 ----------------------
                                                 Name:  Robert P. Chamness
                                                 Title: President




GUARANTORS:                                 ULTRADATA CORPORATION,
                                            a Delaware corporation and successor
                                            by merger to UFO Acquisition Co.


                                            By:  /s/ Robert P. Chamness
                                                 ----------------------
                                                 Name:  Robert P. Chamness
                                                 Title: President


                                            MECA SOFTWARE, L.L.C.,
                                            a Delaware limited liability company


                                            By:  /s/ Robert P. Chamness
                                                 ----------------------
                                                 Name:  Robert P. Chamness
                                                 Title: President


                                            MONEYSCAPE HOLDINGS, INC.,
                                            an Oregon corporation


                                            By:  /s/ Robert P. Chamness
                                                 ----------------------
                                                 Name:  Robert P. Chamness
                                                 Title: President



Note Purchase Agreement

PURCHASERS:        LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.,
                   a California limited partnership

                   By: LLCP California Equity Partners II, L.P., a California limited partnership
                            Its: General Partner

                            By: Levine Leichtman Capital Partners, Inc., a California corporation
                                     Its: General Partner


                            By:      /s/ Lauren B. Leichtman
                                     -----------------------
                                     Lauren B. Leichtman
                                     Chief Executive Officer


Note Purchase Agreement

                                BAY STAR CAPITAL, L.P.
                                By:      Bay Star Management, LLC


                                         By: /s/ Brian J. Stark
                                             ------------------
                                             Name:  Brian J. Stark
                                             Title: Managing Member





Note Purchase Agreement

                                U.S. BANCORP LIBRA,
                                a division of U.S. Bancorp Investments, Inc.


                                By: /s/ James B. Upchurch
                                    --------------------
                                    Name:  James B. Upchurch
                                    Title: President




Note Purchase Agreement

                                SOUNDSHORE HOLDINGS LTD.


                                By:  /s/ Andrew W. Gitlin
                                     --------------------
                                     Andrew W. Gitlin
                                     Director of SoundShore Holdings Ltd.




Note Purchase Agreement

                                 SOUNDSHORE OPPORTUNITY HOLDING FUND
                                 LTD.


                                 By: /s/ Andrew W. Gitlin
                                     --------------------
                                     Andrew W. Gitlin
                                     Director of SoundShore Opportunity
                                     Holding Fund Ltd.




Note Purchase Agreement

                                                                       EXHIBIT A

                                   PURCHASERS



                Purchaser Name, Address                                                           Original
                    and Tax I.D. No.                             Purchase Price               Principal Amount
-------------------------------------------                      --------------               ----------------
Levine Leichtman Capital Partners II, L.P.                        $ 2,000,000                    $2,680,193
335 N. Maple Drive
Suite 240
Beverly Hills, CA 90210
Tax ID No.

Bay Star Capital, L.P.                                            $ 1,500,000                    $2,010,145
1500 W. Market Street
Suite 200
Mequon, WI 53902
Tax ID No.

U.S. Bancorp Libra                                                $ 1,050,000                    $1,407,101
11766 Wilshire Boulevard
Suite 870
Los Angeles, CA 90025
Tax ID No.

SoundShore Holdings Ltd.                                           $ 500,000                      $670,048
Registered Address:
     29 Richmond Road
     Pembroke HMO8
     Bermuda
Mailing Address:
     1281 East Main Street
     Stamford, CT 06902
Tax ID No.  n/a

SoundShore Opportunity Holding Fund Ltd.                           $ 500,000                      $670,048
Registered Address:
     29 Richmond Road
     Pembroke HMO8
     Bermuda
Mailing Address:
     1281 East Main Street
     Stamford, CT 06902
Tax ID No.  n/a


                                                                       EXHIBIT C

                            SCHEDULE OF INDEBTEDNESS


                  See Schedule 6.02(b) to the Credit Agreement,
                 which is incorporated herein by this reference.

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1         PURCHASE OF THE NOTES........................................2
          1.1     Authorization................................................2
          1.2     Purchase from Seller.........................................2
          1.3     Closing......................................................2
          1.4     Other Defined Terms..........................................2

SECTION 2         REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.............2
          2.1     Due Incorporation or Formation; Authorization of
                  Agreement....................................................2
          2.2     No Conflict..................................................3
          2.3     Investment Intent............................................3
          2.4     Certificates to be Legended..................................3
          2.5     Securities Will be "Restricted Securities"...................3
          2.6     Sophistication of Purchasers; Accredited Investor Status.....3
          2.7     Due Diligence................................................4

SECTION 3         REPRESENTATIONS AND WARRANTIES OF THE SELLER AND
                  GUARANTORS...................................................4
          3.1     Representations and Warranties Incorporated by Reference.....4
          3.2     Shares Reserved..............................................4
          3.3     Indebtedness.................................................5

SECTION 4         CONDITIONS TO CLOSING........................................5
          4.1     Representations and Warranties Correct.......................5
          4.2     Performance..................................................5
          4.3     Opinion of Seller's Counsel..................................5
          4.4     Legal Investment.............................................5
          4.5     Compliance Certificate.......................................5
          4.6     Proceedings and Documents....................................5
          4.7     Qualification................................................5
          4.8     Closing of Credit Agreement..................................6
          4.9     Closing of Acquisition; Use of Proceeds......................6
          4.10    Registration Rights Agreement................................6
          4.11    Suretyship Agreement.........................................6

SECTION 5         SUBORDINATION................................................6
          5.1     Subordination of the Subordinated Notes......................6
          5.2     Right of Holder to Hold Senior Indebtedness.................11
          5.3     Designated Representative...................................11

SECTION 6         GUARANTEE...................................................12
          6.1     Guarantee...................................................12

                                                                            Page

          6.2     Limitation of Guarantee.....................................13
          6.3     Additional Guarantors.......................................13
          6.4     Release of Guarantor........................................14
          6.5     Guarantee Obligations Subordinated to Senior Indebtedness...14
          6.6     Suretyship Agreement........................................15

SECTION 7         AFFIRMATIVE COVENANTS.......................................15
          7.1     Financial Information.......................................15
          7.2     Additional Information......................................16
          7.3     Notice of Litigation, Adverse Claims, etc...................16
          7.4     Notice of Default, Event of Default or Acceleration of
                  the Notes...................................................17
          7.5     Prompt Payment of Taxes, etc................................17
          7.6     Maintenance of Properties and Leases........................17
          7.7     Insurance...................................................17
          7.8     Account and Records.........................................18
          7.9     Independent Accountants.....................................18
          7.10    Compliance with Requirements of Governmental Authorities....18
          7.11    Maintenance of Corporate Existence, etc.....................18
          7.12    Availability of Common Stock for Conversion.................18
          7.13    Subsidiary Guarantee........................................19
          7.14    Registration Rights.........................................19
          7.15    Use of Proceeds.............................................20
          7.16    Further Assurances..........................................20

SECTION 8         NEGATIVE COVENANTS..........................................20
          8.1     Employee Stock Purchases; Preferred Stock...................20
          8.2     Transactions with Affiliates................................21
          8.3     Nature of Business..........................................21
          8.4     Limitation on Restricted Payments...........................21
          8.5     Restriction On Fundamental Changes..........................22
          8.6     Limitation on Dividend Payments by Subsidiaries.............22

SECTION 9         EVENTS OF DEFAULT...........................................23
          9.1     Events of Default...........................................23

SECTION 10        REMEDIES ON DEFAULT.........................................24
          10.1    Acceleration................................................24
          10.2    Other Remedies..............................................25
          10.3    Rescission..................................................25
          10.4    No Waivers or Election of Remedies, Expenses, etc...........25

SECTION 11        EXPENSES, ETC...............................................26
          11.1    Transaction Expenses; Fees..................................26
          11.2    Survival....................................................27

SECTION 12        INDEMNIFICATION.............................................27
          12.1    Losses......................................................27
          12.2    Indemnification Procedures..................................27
          12.3    Contribution................................................28

SECTION 13        SURVIVAL ETC................................................28
          13.1    Survival of Representations and Warranties; Entire
                    Agreement.................................................28

SECTION 14        AMENDMENT AND WAIVER........................................29
          14.1    Requirements................................................29
          14.2    Solicitation of Holders of Notes............................30
          14.3    Binding Effect, etc.........................................30
          14.4    Notes Held by Seller, etc...................................30
          14.5    "Required Holders"..........................................31
          14.6    Notices.....................................................31
          14.7    Confidential Information....................................31
          14.8    Registration of Notes.......................................32
          14.9    Miscellaneous...............................................32


                                     EXHIBIT

Exhibit A   --     List of Purchasers
Exhibit B   --     Form of 10% Convertible Subordinated Discount Note
Exhibit C   --     Pro Forma Indebtedness Schedule
Exhibit D   --     Forms of Opinions of Seller's and Guarantor's Counsel
Exhibit E   --     Form of Registration Rights Agreement
Exhibit F   --     Form of Suretyship Agreement


                                   APPENDICES

Appendix A-1   --           Definition of Terms

                                   Appendix I

                           to Note Purchase Agreement


                               Definition of Terms


         "1999 Credit Facility" has the meaning specified in the Recitals.

         "Affiliate" means as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise, including, without limitation, any officer or director of such Person or any Person controlled by an officer or director. Notwithstanding anything herein to the contrary, in no event shall a Holder be considered an "Affiliate" of any Seller or Guarantor, except to the extent that a Holder qualifies under clause
(i) hereof.

         "Agent" means Ableco Finance LLC, in its capacity as "Collateral Agent" under the Credit Agreement for the Lender Group (as defined in the Credit Agreement), and any successor thereto, if any, in such capacity as Collateral Agent under the Credit Agreement. If any refinancing agreement is in effect with respect to the Credit Agreement at any time, then "Agent" also shall mean the collateral agent (or, if such refinancing agreement is not syndicated, the lender thereunder) defined in such refinancing agreement (or any comparable term of the refinancing agreement in respect thereof).

         "Agreement" means this Note Purchase Agreement.

         "Asset" means any interest in any kind of property or asset, whether real, personal, or mixed, and whether tangible or intangible.

         "Asset Sale" means any transaction, or series of related transactions, pursuant to which Seller or any of its direct or indirect Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding (a) any sales, leases or licenses of inventory in the ordinary course of business on ordinary business terms, or (b) sales or other dispositions of Permitted Investments (as such term is defined in the 1999 Credit Facility).

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

         "Blockage Period" means a Non-Payment Blockage Period and/or a Payment Blockage Period.

         "Board of Directors" means the Board of Directors of the Seller.

         "Business Day" means any day other than a Saturday, Sunday, or any day that either is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such State are authorized or required by law or other governmental action to close.

         "Capitalized Lease" means with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

         "Capitalized Lease Obligations" means with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, limited liability company or other equity interests of such Person.

         "Closing" has the meaning specified in Section 1.3.

         "Closing Date" means the date of the Closing.

         "Common Stock" has the meaning specified in Section 3.2.

         "Confidential Information" means any confidential, proprietary, or non-public information supplied to Holders pursuant to this Agreement or the other documents entered into in connection herewith which is identified in writing by Seller as being confidential pursuant to this definition or otherwise at, or reasonably concurrent with, the time the same is delivered to such Holder (and which at the time is not, and does not thereafter become, publicly available or available to such Holder from another source not known by the Holder to be subject to a confidentiality obligation not to disclose such information). The foregoing provision relative to timing of Seller's identification of such information as being confidential notwithstanding, the following categories of information that is confidential, proprietary, or non-public hereby are designated by Seller as confidential for purposes of this definition (subject to the same not being publicly available or available to such Holder from another source not known by such Holder to be subject to a confidentiality obligation not to disclose such information): all systems and tools, object and source codes, procedure codes, software documentation, computer software programs, subroutines, modules, modifications, upgrades, and interfaces owned or developed by any of Seller or Guarantors; all non-public business and marketing plans of Seller or Guarantors; and all customer lists, customer agreements, customer specifications, and customer information of Seller or Guarantors.

         "Credit Agreement" means that certain Financing Agreement dated of even date herewith by and among Seller, the Guarantors, the Senior Lenders, the Agent and Foothill Capital Corporation, as administrative agent for the Senior Lenders, as amended, supplemented, restated or otherwise modified from time to time.

         "Default" has the meaning specified in Section 9.1.

         "Designated Representative" means any Person who is designated as the "Designated Representative" pursuant to Section 5.3, or any successor thereto who subsequently serves in such capacity.

         "Effectiveness Period" has the meaning specified in Section 7.14(d).

     "Effectiveness Target Date" has the meaning specified in Section 7.14(d).

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.), the Hazardous
Materials Transportation Act (49 U.S.C. ss. 1801, et seq.). the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), the Federal Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq. and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

         "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Seller or any of its Subsidiaries, or (ii) any facility which received Hazardous Materials generated by any Seller or any of its Subsidiaries.

         "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute or similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "Event of Default" has the meaning specified in Section 9.1.

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "Governmental Authority" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, or manufactured products containing asbestos or other hazardous substances.

         "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

         "Holder" means the Purchasers and any subsequent holder of a Note.

         "Holder Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by the Seller or any Guarantor under this Agreement, the Notes or any related documents that are paid or incurred by the Holders, (b) fees or charges paid or incurred by one or more Holders in connection with this Agreement, the Notes or any related documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, or the copyright office), filing, recording, publication, appraisal (including periodic enterprise valuations), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by one or more Holders in the disbursement of funds to the Seller (by wire transfer or otherwise), (d) charges paid or incurred by one or more Holders resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by one or more Holders to correct any default that has or may occur or enforce any provision of this Agreement, the Notes or any related documents, (f) reasonable costs and expenses paid or incurred by one or more Holders in examining the books and records of the Seller or any Guarantor, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by one or more Holders in enforcing or defending the this Agreement, the Notes or any related documents or in connection with the transactions contemplated by these documents, and (h) reasonable fees and expenses (including attorneys fees) incurred by one or more Holders in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses,  and  expenses of third party  consultants  or  advisors,  incurred in connection with a "workout," a "restructuring," or Insolvency Proceeding concerning the Seller or any Guarantor), defending, or concerning this Agreement, the Notes or any related documents, irrespective of whether suit is brought or the forum of any suit.

         "Indebtedness" means without  duplication,  with respect to any Person,
(i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other account payables incurred in the ordinary course of such Person's business and not past due for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis reasonably satisfactory to the Holders and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations (as defined in the Credit Agreement); (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan (as defined in ERISA)) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates (as defined in the Credit Agreement); (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates to any Multiemployer Plan; (xi) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person (other than (A) trade payables or other account payables incurred in the ordinary course of such Person's business and not past due for more than 90 days after the date such payable was created, and (B) accrued expenses, deferred revenues, customer deposits, and income taxes payable incurred in the ordinary course of business); and (xii) all obligations referred to in clauses (i) through (xi) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a lien or security interest upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

         "Indemnified Parties" has the meaning specified in Section 12.1.

         "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, or proceedings seeking reorganization, arrangement, liquidation or other similar relief, or formal or informal moratoria, compositions, or extensions made or agreed to generally with such Person's creditors.

         "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

         "Liquidated Damages" has the meaning specified in Section 7.14.

         "Losses" has the meaning specified in Section 12.1.

         "Non-Payment Blockage Period" means, with respect to any Non-Payment Default Event, the period from and including the date of receipt by each Holder (or the Designated Representative, as applicable) of a Non-Payment Default Notice relating thereto until the first to occur of (a) the 270th day after receipt of such Non-Payment Default Notice; provided, however, that if, on or before such date (i) the Senior Indebtedness is accelerated and (ii) the Agent or the Required Lenders (as such term is defined in the Credit Agreement), as the case may be, have commenced and diligently and in good faith are pursuing a judicial proceeding to collect the Senior Indebtedness or diligently and in good faith are pursuing material non-judicial remedies to effect the foreclosure and sale of the collateral securing the Senior Indebtedness, then such period shall continue unless and until the Agent or the Required Lenders, as applicable, rescind such acceleration in writing, or abandon, terminate, or fail diligently to pursue such judicial or non-judicial remedies, (b) the date on which the Required Lenders shall have expressly waived or acknowledged the cure of such Non-Payment Default Event, in each case, in writing, or (c) the date on which the Required Lenders shall have expressly and irrevocably waived the application of Sections 5.1(a) and (b) hereof in writing.

     "Non-Payment Default Event" has the meaning specified in Section 5.2(b) hereof.

         "Non-Payment Default Notice" means a written notice from or on behalf of the Agent (or a Representative under a refinancing agreement in respect of the Credit Agreement) to each Holder (or the Designated Representative, as applicable) of the existence of a Non-Payment Default Event and specifically designating such notice as a "Non-Payment Default Notice."

         "Notes" has the meaning specified in the Recitals.

         "Obligations" means (i) the obligations of the Seller to pay, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), all amounts from time to time owing by it in respect of the Notes or this Agreement, whether direct or indirect, absolute or contingent, now existing or hereafter arising, whether for principal, interest (including, without limitation, any interest that, but for the provisions of the Bankruptcy Code, would have accrued), fees (including, without limitation, any fees that, but for the provisions of the Bankruptcy Code, would have accrued), indemnification payments, expenses (including, without limitation, any costs or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), or otherwise, and (ii) the obligations of the Seller and the Guarantors to perform or observe all of its obligations from time to time existing under this Agreement, the Notes or any other related documents, including, without limitation, the obligation of the Seller to deliver, upon conversion of any Note, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

         "Officers' Certificate" means a certificate signed on behalf of the Seller by two officers of the Seller, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Seller.

         "Payment Blockage Period" means, with respect to any Payment Default Event, the period from and including the date of receipt by each Holder (or the Designated Representative, as applicable) of a Payment Default Notice relating thereto until the first to occur of (a) the date on which the Required Lenders shall have expressly waived or acknowledged the cure of such Payment Default Event, in each case in writing, or (b) the date on which the Required Lenders shall expressly and irrevocably waive the application of Sections 5.1(a) and (b) hereof, in writing.

     "Payment Default Event" has the meaning specified in Section 5.1(a) hereof.

         "Payment Default Notice" means a written notice from or on behalf of the Agent (or a Representative under a refinancing agreement in respect of the Credit Agreement) to each Holder (or the Designated Representative, as applicable) of the existence of a Payment Default and specifically designating such notice as a "Payment Default Notice."

         "Person" means an individual,  corporation,  limited liability company,
partnership,    association,    joint-stock   company,   trust,   unincorporated
organization, joint venture or Governmental Authority.

         "Preferred Stock" means, with respect to any Person, any class or series of Capital Stock of such Person that is entitled, upon distribution of assets of such Person, whether by dividend or liquidation, to a preference over another class or series of Capital Stock of such Person.

         "Prohibited Preferred Stock" means any Preferred Stock of Seller or any Subsidiary the terms and conditions of issuance, and rights and preferences, of which are not approved in writing by the Required Holders in their sole and absolute discretion, including any Preferred Stock of Seller or any Subsidiary that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of Preferred Stock of the same class and series payable in kind or dividends of common stock) on or before a date earlier than February 28, 2005 or, on or before a date earlier than February 28, 2005, is redeemable at the option of the holder thereof for cash (or assets or securities other than distributions in kind of Preferred Stock of the same class and series or of common stock), provided that such February 28, 2005 date shall be extended day-for-day for any extension of the maturity date of the Notes.

         "Purchase Price" has the meaning specified in Section 1.2.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

         "Registration Default" has the meaning specified in Section 7.14(b).

         "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

     "Representative"   means   the   agent,   trustee,   or   other   appointed
representative of a holder of Indebtedness.

         "Required Holders" has the meaning specified in Section 14.5.

         "Responsible Officer" means with respect to any Seller or Guarantor, the Chief Executive Officer, the Chief Financial Officer, or any other officer, of such Seller or Guarantor (or, in the case of any Seller or Guarantor that is a partnership or a limited liability company, the managing partner or the managing member thereof).

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

         "Seller" means CFI ProServices, Inc., an Oregon corporation, or any of its permitted successors or assigns.

         "Senior Indebtedness" means all payment obligations (whether now outstanding or hereafter incurred) of the Seller or any Guarantor in respect of
(a) principal (including reimbursement obligations in respect of letters of credit) under the Credit Agreement or other Senior Loan Documents (or a refinancing agreement entered into with respect thereto), (b) interest and premium, if any, on the outstanding Indebtedness referred to in clause (a) above, (c) all fees (including commitment, agency, and letter of credit fees) payable pursuant to the Credit Agreement (or a refinancing agreement entered into with respect thereto), (d) all other payment obligations (including costs, expenses, or otherwise) of the Seller or any Guarantor to Agent or the Senior Lender Group under or arising pursuant to the Credit Agreement or other Senior Loan Documents (or to third Persons under comparable provisions of a refinancing agreement entered into with respect thereto), including all costs and expenses incurred by the Agent or the Senior Lender Group in connection with their enforcement of any rights or remedies under the Senior Loan Documents, the collection of any of the Senior Indebtedness, or the protection of, or realization upon, any collateral after the occurrence and during the continuance of a default under the Senior Loan Documents, including by way of example, reasonable attorneys fees, court costs, appraisal and consulting fees, auctioneers fees, rent, storage, insurance premiums, and like items, and irrespective of whether allowable as a claim against the Seller or any Guarantor in any Insolvency Proceeding, and (e) post-petition interest on the Indebtedness referred to in clauses (a) through (d) above, at the rate provided for in the instrument or agreements evidencing or creating such Indebtedness, accruing subsequent to the commencement of an Insolvency Proceeding (whether or not such interest is allowed as a claim in such Insolvency Proceeding).

         "Senior Lender Group" means the "Lender Group" (as such term is defined in the Credit Agreement or in any comparable term of a refinancing agreement in respect thereof).

         "Senior Lender Notes" means the promissory notes issued by Seller in favor of the Senior Lenders pursuant to the Credit Agreement and shall include any note or notes issued under any refinancing agreement in respect of the Credit Agreement, as such promissory notes may be amended, supplemented, restated, replaced, or otherwise modified, from time to time.

         "Senior Lenders" means, collectively, the Lenders (as such term is defined in the Credit Agreement or in any comparable term of a refinancing agreement in respect thereof).

         "Senior Loan Documents" means the Credit Agreement, the Senior Lender Notes and the other Loan Documents (as such term is defined in the Credit Agreement), or refinancing agreements entered into in connection with Refinancing Indebtedness in respect thereof.

         "Shelf Registration" has the meaning as is given to the term "Note Shares Shelf Registration" in the Registration Rights Agreement.

         "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of its liabilities of such Person, (ii) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital, after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

         "Standstill Period" means, with respect to any Payment Default Event or Non-Payment Default Event, as the case may be, the period from and including the date of receipt by each Holder (or the Designated Representative, as applicable) of a Payment Default Notice or Non-Payment Default Notice, as the case may be, until the first to occur of (a) the termination of the applicable Blockage Period, (b) the date on which the Required Lenders shall have expressly waived or acknowledged the cure of such Payment Default Event or Non-Payment Default Event, as applicable, in each case, in writing, (c) the date on which there is commenced, either by or against the Seller or any Guarantor, any Insolvency Proceeding, and (d) the date on which the Required Lenders shall expressly and irrevocably waive the application of Sections 5.1(a) and (b) hereof in writing.

     "Stock Option Plan" has the meaning specified in the 1999 Credit Facility.

         "Subordinated Note Documents" means this Agreement, the Note, the Registration Rights Agreement, the Suretyship Agreement and each other document or agreement entered into or delivered in connection with any of them, all as they may be amended, modified, supplemented, extended, restated or refinanced from time to time.

     "Subordinated Obligations" has the meaning specified in Section 5.1(a) hereof.

         "Subordinated Notes" means, for purposes of Sections 5 and 6, the Notes issued pursuant to this Agreement, and shall include any additional Notes issued in replacement thereof or in substitution therefor.

         "Subsidiary  Guarantee" or "Guarantee"means  the guarantee set forth in
Section 6 of this Agreement, and any future guarantee executed by each Guarantor in favor of Purchaser guaranteeing the obligations of the Seller under the Subordinated Notes and this Agreement

(which guarantee shall be subordinate in right of payment to any guarantee given to the holders of the Senior Indebtedness).

         "Subsidiary" means with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

         "Term Loan A" has the meaning specified in the Recitals.

         "Term Loan B" has the meaning specified in the Recitals.

         "Ultradata Acquisition" means the acquisition of Ultradata Corporation by the Seller pursuant to the Ultradata Acquisition Documents.

         "Ultradata Acquisition Documents" means collectively, the Agreement and Plan of Merger, dated as of May 17, 1999, by and among Seller, UFO Acquisition Co., and Ultradata Corporation, and all documents and instruments to be executed or delivered in connection therewith, in each case, as in effect on the date hereof.